EXHIBIT 32.1
The following certification is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350). This certification is not to be deemed a part of the Report, nor is it deemed to be “filed” for any purpose whatsoever.
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies, to our knowledge, that:
(i) this Annual Report on Form 10-K for the year ended December 31, 2014, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii) the information contained in this Annual Report on Form 10-K for the year ended December 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of athenahealth, Inc.
Dated as of this 9th day of February 2015.

/s/ Jonathan Bush	/s/ Kristi A. Matus
Jonathan Bush Chief Executive Officer	Kristi A. Matus Chief Financial and Administrative Officer and Executive Vice President